Exhibit 23.1






INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Registration Statement of Hills Stores Company on Form S-8 of our reports dated March 11, 1997, appearing in the Annual Report on Form 10-K of Hills Stores Company for the year ended February 1, 1997.


/s/ Deloitte & Touche LLP

Boston, Massachusetts
September 10, 1997